                                                                     Exhibit 8

                    TENTH AMENDMENT AND WAIVER TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

                   TENTH AMENDMENT AND WAIVER, dated as of August 7, 2003, to the Amended and Restated Credit Agreement referred to below (this "Amendment") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

                   WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                   WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                   NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                   2. Amendment to Section 4. 1 of the Credit Agreement.
Section 4.1 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date (as hereinafter defined) to read as follows:

                   "4. 1 Reports and Notices. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and each Lender the Financial Statements, Projections, Liquidity Projections and notices at the times and in the manner set forth in Annex D hereto; provided, however, that the Annual Operating Plan shall only be delivered to Agent and shall not be required to be delivered to any Lender unless Excess Borrowing Availability is less than $25,000,000 for three consecutive Business Days during any Fiscal Year (the "AOP Trigger Date"), in which case Borrower shall promptly provide a revised Annual Operating Plan to Agent and Lenders for the remainder of such Fiscal Year (and if the AOP Trigger Date occurs during the last Fiscal Quarter of such Fiscal Year, an Annual Operating Plan for the following Fiscal Year delivered prior to the first day of such Fiscal Year). Concurrently with the delivery of the annual audited financial statements referenced in the first sentence of this Section 4.1, Borrower shall cause to be delivered to Agent and each Lender a certificate of Borrower's independent certified public accountants certifying that during the course of performing their audit of

                   Borrower they did not become aware of any Default under the Loan Documents or specifying each Default of which they became aware."

                   3. Amendment to Section 6.3. Section 6.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the "and" where it appears prior to clause (i) thereof and (b) inserting the following new clause (j) at the end thereof to read as follows:

                   "and (j) Indebtedness in the form of non-cash obligations for construction in progress of leased facilities, as reflected on certain of Borrower's Financial Statements as 'Non-cash obligations for CIP - Leased Facilities."

                   4. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) inserting the following new definitions on order therein to read as follows:

                      "Annual Operating Plan" shall mean the annual operating plan and related projections required to be delivered under paragraph 6 of Annex D.

                      "AOP Trigger Date" has the meaning assigned to it in
                      Section 4.1."

                      "Liquidity Projections" has the meaning assigned to it in Paragraph 6A of Annex D.

and (b) amending and restating the following definition in its entirety to read as follows:

                      "Projections" shall mean the projections referred to in
                   paragraph 2 of Schedule 3.4 and as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for each of the Fiscal Years ending 2000, 2001 and 2002 and (ii) the Annual Operating Plan, the Liquidity Projections and any other projections required to be delivered by Borrower to Agent and Lenders under the Agreement.

                   5. Amendment to Annex D of the Credit Agreement. Annex D of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following new paragraph 6A after paragraph 6 to read as follows:

                   "6A. Not later than the end of each Fiscal Year, statements of projected Inventory, projected Net Borrowing Availability and projected aggregate Revolving Credit Advances outstanding for the following Fiscal Year, each in form and substance reasonably acceptable to Agent (the "Liquidity Projections")."

                   6. Amendment to Annex F of the Credit Agreement. Annex F of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the first proviso of paragraph one thereof and replacing it with the following proviso to read as follows:

                   "provided, that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed the lesser of (a) $50,000,000, (b) the Aggregate Revolving Credit Commitment minus the outstanding Revolving Credit Loan, and (c) the Borrowing Base minus the outstanding Revolving Credit Loan;"

                   7. Waiver. As of the Amendment Effective Date, Agent and Lenders hereby waive any Events of Default arising out of Borrower's failure to comply with the provisions in paragraph 6 of Annex D requiring delivery of the Annual Operating Plan within 90 days of the close of the Fiscal Year ended February 1, 2003.

                   8. Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:
                      (a) Each of the execution, delivery and performance by Borrower and each Guarantor of this Amendment and the performance of the Credit Agreement, as amended hereby (the "Amended Credit Agreement") are within Borrower's and each Guarantor's corporate power and have been duly authorized by all necessary corporate and shareholder action.

                      (b) This Amendment has been duly executed and delivered by or on behalf of Borrower and each Guarantor.

                      (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                      (d) Except as waived pursuant to Section 4 of this Amendment, no Default has occurred and is continuing both before and after giving effect to this Amendment.

                      (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

                   9. No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                   10. Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of August 7, 2003 the aggregate outstanding principal amount of the Revolving Credit Loan is $37,572,921.90 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                   11. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                   12. Effectiveness. This Amendment shall become effective as of August 7, 2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to August 7, 2003:

                   (a) Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders and Borrower and acknowledged by ASL.

                   (b) Operating Plan. Agent shall have received the Annual Operating Plan for the current Fiscal Year, in form and substance satisfactory to Agent.

                   (c) Payment of Expenses. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                   (d) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                   13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   14. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                           IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed and delivered as of the day and year first above written.


                                    BORROWER:

                                    DICK'S SPORTING GOODS, INC.


                                    By:   /s/ Jeffrey Hennion
                                          --------------------------------------
                                          Name:  Jeffrey Hennion
                                          Title: Treasurer


                                     AGENT:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent


                                     By:
                                          --------------------------------------
                                          Name:
                                          Its:   Duly Authorized Signatory


                                     LENDERS:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION


                                     By:
                                          --------------------------------------
                                          Name:
                                          Its:   Duly Authorized Signatory

                           IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed and delivered as of the day and year first above written.


                                     BORROWER:

                                     DICK'S SPORTING GOODS, INC.


                                     By:
                                          --------------------------------------
                                          Name:   Jeffrey Hennion
                                          Title:  Treasurer


                                     AGENT:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent


                                     By:  /s/ Charles Chiodo
                                          --------------------------------------
                                          Name: Charles Chiodo
                                          Its:  Duly Authorized Signatory




                                      LENDERS:

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION


                                      By: /s/ Charles Chiodo
                                          --------------------------------------
                                          Name: Charles Chiodo
                                          Its:  Duly Authorized Signatory

                                      PNC BUSINESS CREDIT


                                      By: /s/ Stephen W. Boyd
                                          --------------------------------------
                                          Name:  Stephen W. Boyd
                                          Title: Vice President




                                      FLEET RETAIL FINANCE INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      NATIONAL CITY BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      CITIZEN'S BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PNC BUSINESS CREDIT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                      FLEET RETAIL FINANCE INC.


                                      By: /s/ James R. Dore
                                          --------------------------------------
                                          Name:   James R. Dore
                                          Title:  Managing Director


                                      NATIONAL CITY BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      CITIZEN'S BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PNC BUSINESS CREDIT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                      FLEET RETAIL FINANCE INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      NATIONAL CITY BANK OF
                                      PENNSYLVANIA


                                      By: /s/ John L. Hayes IV
                                          --------------------------------------
                                          Name:    John L. Hayes IV
                                          Title:   Vice President


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      CITIZEN'S BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PNC BUSINESS CREDIT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                      FLEET RETAIL FINANCE INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      NATIONAL CITY BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION


                                      By: /s/ William F. Fox
                                          --------------------------------------
                                          Name:    William F. Fox
                                          Title:   Vice President



                                      CITIZEN'S BUSINESS CREDIT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PNC BUSINESS CREDIT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                      FLEET RETAIL FINANCE INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      NATIONAL CITY BANK OF
                                      PENNSYLVANIA


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      CITIZEN'S BANK OF
                                      PENNSYLVANIA


                                      By: /s/ Donald Cmar
                                          --------------------------------------
                                          Name:   Donald Cmar
                                          Title:  V.P.

The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.



By:    /s/ Jeffrey R. Hennion
     ------------------------------------------
Name:  Jeffrey R. Hennion
Title: Treasurer




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